[Cautionary Note: This Agreement has been translated into English from the original Chinese language version.]

Distribution Contract

China Agritech, Inc., represented by General Manager, Yu Chang, hereinafter referred to as Supplier, and KDK Co., Ltd., represented by Meishiken TE, hereinafter referred to as Distributor, hereby agree on this first day of June, in the year 2006, to the following terms regarding the sales of Supplier's products ("Products") in 2006. Supplier and Distributor shall hereinafter be referred to collectively as the "Parties."

1.         Parties

1.1.     Supplier hereby grants Distributor the rights and Distributor agrees to fulfill the obligations as follows:

1.2.     Distributor agrees to, pursuant to this Contract, at its own expense, sell, deliver and store Products, and accordingly enter into sales agreements with customers under its own name.

1.3.     The distribution territory under this Contract is limited to the Kyrgyz Republic.

2.         Distributor's Rights and Obligations

2.1.      Distributor's Obligations

2.1.1.   Distributor must, pursuant to this Contract, meet the annual 150-ton sales target of Tailong "Luse Shengji" liquid organic compound fertilizers.

2.1.2.   Distributor shall be equipped with sufficient transportation vehicles and appropriate storage facilities.

2.1.3.  Distributor may, under its own name, enter into supply contracts with sub-distributors and end customers. Supplier is not responsible for any contracts entered into between Distributor and Distributor's customers or any other third parties.

2.1.4.  Distributor shall not conduct in a way which is harmful with regard to Supplier's business reputation. Distributor has the obligation to assist Supplier to promote sales of Products.

2.2.     Distributor's Rights

2.2.1.  Distributor may sell Products at a price higher than the supplying price charged by Supplier and may be eligible for discount bonus from Supplier based on its monthly selling performance.

2.2.2.  Distributor may establish its own sales systems within the distribution territory in order to market, deliver and store Products.

3.         Supplier's Rights and Obligations

3.1.      Supplier warrants that Products provided to Distributor will meet the manufacturing standard of China and shall provide Distributor the quality certificate of Products and other necessary quality documents of Products.

3.2.     During the warranty period of Products, if any product defect occurs Supplier shall unconditionally exchange Products and assume all product liabilities, provided that Distributor transports, delivers and stores Products appropriately.

4.         Payment Terms and Prices of Products

4.1.      Distributor shall pay off all prices at the time when it receives Products from Supplier.

4.2.      The size of Products sold from Supplier to Distributor will be 200ml per bottle and the price is US $2.50 for each bottle.

5.         Amendment and Termination

5.1.      During the term of this Contract, no party may amend or terminate the Contract unilaterally unless agreed upon by both parties after consultations.

6.         Others

6.1.      Parties may enter into supplemental agreements thereafter in the event of any issues not covered under this Contract. Supplemental agreements are a part of this Contract and have the same validity and Term of this Contract.

7.         Settlement of Disputes

7.1.      In the event of any dispute arising out of or relating to this Contract, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations. In the event such dispute is not resolved through consultations, Parties shall solve the dispute pursuant to legal procedures of Kyrgyz Republic.

8.         Term

8.1.      The Term of the Contract commences on June 1, 2006 and expires on December 31, 2007 ("Expiration Date"). The Term shall expire automatically on the Expiration Date.

8.2.      Either party shall notify the other party concerning the extension of Term or termination of the Contract at least thirty (30) days prior to the Expiration Date.

China Agritech, Inc.

/s/ Yu Chang
      Yu Chang
Seal

KDK Co., Ltd.

/s/ Meishiken TE
      Meishiken TE
Seal